Exhibit 99.1

Press Release

Pharmasset Announces Consummation of $24.18 Million Registered Direct Offering of Common Stock

PRINCETON, N.J., July 22, 2008 - Pharmasset, Inc. (Nasdaq: VRUS) announced today that it has consummated the previously announced registered direct offering of 1,450,000 shares of its common stock to a select group of institutional investors at $17.85 per share. The offering resulted in net proceeds of approximately $24.18 million, after deducting placement agents’ fees and estimated offering expenses. Morgan Stanley & Co. Incorporated, Canaccord Adams Inc., Cowen and Company, LLC and Leerink Swann LLC served as placement agents for the offering and Morgan Stanley acted as lead manager. In addition, Trout Capital LLC acted as financial advisor to Pharmasset.

The shares described above were offered by Pharmasset pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission on June 26, 2008.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov or by calling Morgan Stanley & Co. Incorporated, toll free, at 1-866-718-1649.

About Pharmasset

Pharmasset is a clinical-stage pharmaceutical company committed to discovering, developing and commercializing novel drugs to treat viral infections. Pharmasset’s primary focus is on the development of oral therapeutics for the treatment of hepatitis B virus (HBV), hepatitis C virus (HCV) and human immunodeficiency virus (HIV).

Pharmasset is currently developing three product candidates. Clevudine, for the treatment of chronic HBV infection, is enrolling Phase 3 clinical trials for registration in North, Central and South America and Europe. Clevudine is already approved for HBV in South Korea and marketed by Bukwang Pharmaceuticals in South Korea under the brand name Levovir. R7128, an oral treatment for chronic HCV infection, is in a Phase  1/2 clinical trial in combination with Pegasys® plus Copegus® through a strategic collaboration with Roche. Racivir, which is being developed for the treatment of HIV in combination with other approved HIV drugs, has completed a Phase 2 clinical trial.

Pegasys® and Copegus® are registered trademarks of Roche.

Contact

Kurt Leutzinger

Chief Financial Officer

kurt.leutzinger@pharmasset.com

Office: +1 (609) 613-4110

Forward-Looking Statements

Pharmasset “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties, including without limitation, the risk that adverse events could cause the cessation or delay of any of the ongoing or planned clinical trials and/or our development of our product candidates, the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies involving our product candidates, the risk that our collaboration with Roche will not continue or will not be successful and the risk that any one or more of our product candidates will not be successfully developed and commercialized. For a discussion of these risks and uncertainties, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Securities and Exchange Commission entitled “Risk Factors” and discussions of potential risks and uncertainties in our subsequent filings with the Securities and Exchange Commission.

SOURCE Pharmasset, Inc.

http://www.pharmasset.com

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